UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2010
GLOBAL CASH ACCESS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 East Post Road, Suite 120 Las Vegas, Nevada	89120

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 833-7110
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 2, 2010, Global Cash Access Holdings, Inc. (the “Company”) announced that Mary E. Higgins, age 53, will be appointed to the positions of Executive Vice President and Chief Financial Officer of the Company, effective upon the commencement of her employment with the Company, which is currently expected to be on September 14, 2010. Ms. Higgins’ term of office in these offices shall be until her resignation, her removal or the appointment of her successor(s). Upon assuming the office of Chief Financial Officer, Ms. Higgins will replace Scott Betts, who has served as the interim Chief Financial Officer of the Company.
From May 2000 to August 2010, Ms. Higgins served as the Chief Financial Officer of Herbst Gaming, Inc., a diversified multi-jurisdictional gaming company based in Las Vegas, Nevada with casinos located in Nevada, Missouri and Iowa. Prior to joining Herbst Gaming, Inc., Ms. Higgins served as the Chief Financial Officer of Camco, Inc., a specialty retailer based in Las Vegas, Nevada.
Ms. Higgins and the Company entered into an Employment Agreement, a copy of which is attached hereto as Exhibit 10.1. Pursuant to the Employment Agreement, Ms. Higgins is entitled to receive an annual base salary of $375,000 and is eligible for a discretionary annual bonus in an amount of up to 75% of her then current base salary depending upon the achievement of certain performance criteria and goals to be determined. The target amount of the discretionary bonus, assuming the achievement of performance criteria and goals, is 50% of her then current base salary. In the event of the termination of Ms. Higgins’ employment in certain circumstances, she is entitled to twelve months salary continuation and, in certain circumstances, a bonus in an amount of 50% of her then current base salary. In the Employment Agreement, Ms. Higgins agrees not to engage in certain competitive activities for a period of two years following the termination of her employment with the Company. The description of the Employment Agreement contained in this paragraph is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1.
In connection with her appointment to office, Ms. Higgins will receive an option to purchase 150,000 shares of common stock of the Company pursuant to the Company’s 2005 Stock Incentive Plan, at an exercise price equal to the closing price of the Company’s Common Stock on the New York Stock Exchange on the date of the commencement of her employment. This stock option will be issued pursuant to a Notice of Stock Option Award and Stock Option Award Agreement, the forms of which are attached hereto as Exhibit 10.2. Subject to Ms. Higgins’ continued employment with the Company, the option will vest over a four-year period, provided that one-half of the unvested portion of the option will vest if Ms. Higgins’ employment is terminated without cause or for good reason after the first year of her employment. In addition, subject to Ms. Higgins’ continued employment with the Company, the option will vest in full upon a change in control of the Company. The description of the Notice of Stock Option Award and Stock Option Award Agreement contained in this paragraph is qualified in its entirety by reference to the Notice of Stock Option Award and Stock Option Award Agreement, copies of which are attached hereto as Exhibit 10.2.
On August 30, 2010, Michael Rumbolz, age 56, was appointed to the Board of Directors of the Company as a Class II director, whose term shall expire at the annual meeting of stockholders to be held in 2013. Mr. Rumbolz was simultaneously elected to the Board of Directors of the Company’s wholly-owned subsidiary, Global Cash Access, Inc. (“GCA”).
Since August 2008, Mr. Rumbolz has served as a consultant to GCA advising GCA upon various strategic, product development and customer relation matters. Mr. Rumbolz received approximately $105,000 in consulting fees from GCA from January 1, 2010 through August 30, 2010. Mr. Rumbolz ceased serving as a consultant to GCA as of August 31, 2010. Mr. Rumbolz served as the Chairman and Chief Executive Officer of Cash Systems, Inc., a provider of cash access services to the gaming industry, from January 2005 until August 2008 when GCA acquired Cash Systems, Inc. Mr. Rumbolz also has provided various consulting services and held various public and private sector employment positions in the gaming industry, including serving as Chairman of the Nevada Gaming Control Board from June 1987 to December 1988. Mr. Rumbolz currently serves as a member of the Board of Directors of Employers Holdings, Inc. (NYSE: EIG).

In connection with his appointment to the Board of Directors of the Company, Mr. Rumbolz received an option to purchase 100,000 shares of Common Stock of the Company pursuant to the Company’s 2005 Stock Incentive Plan, at an exercise price of $3.72, which was the closing price of the Company’s common stock on the New York Stock Exchange on the date of his appointment to the Company’s Board of Directors. Subject to Mr. Rumbolz’s continuous service to the Company, which includes service as a member of the Board of Directors of the Company, one-eighth of the shares subject to the option shall vest after six months of service, and 1/48 of the number of shares subject to the option shall vest on each monthly anniversary of the vesting commencement date thereafter, provided, however, that the option will vest in its entirety upon a change of control in the Company. In addition, as a member of the Board of Directors of the Company, Mr. Rumbolz is expected to receive an annual fee of $40,000.
On September 2, 2010, the Company issued a press release announcing the appointment of Ms. Higgins as Executive Vice President and Chief Financial Officer, and the appointment of Mr. Rumbolz as a member of the Company’s Board of Directors, a copy of which is attached hereto as Exhibit 99.1
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Document

10.1	Agreement with Mary E. Higgins, dated September 2, 2010

10.2	Form of Notice of Stock Option Award and Stock Option Award Agreement — Mary E. Higgins

10.3	Form of Notice of Stock Option Award and Stock Option Award Agreement — Michael Rumbolz

99.1
Press Release announcing the appointment of Mary E. Higgins as Executive Vice President and Chief Financial Officer and Michael Rumbolz as a member of the Company’s Board of Directors on August 30, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.
Date: September 2, 2010	By:	/s/ Scott H. Betts
Scott H. Betts, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1	Agreement with Mary E. Higgins, dated September 2, 2010

10.2	Form of Notice of Stock Option Award and Stock Option Award Agreement — Mary E. Higgins

10.3	Form of Notice of Stock Option Award and Stock Option Award Agreement — Michael Rumbolz

99.1
Press Release announcing the appointment of Mary E. Higgins as Executive Vice President and Chief Financial Officer and Michael Rumbolz as a member of the Company’s Board of Directors on August 30, 2010

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